SMITH BARNEY INVESTMENT TRUST
     SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA MUUNICIPALS
FUND
     SMITH BARNEY INTERMEDIATE MATURITY NEW YORK MUNICIPALS FUND
     SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND
     SMITH BARNEY MID CAP CORE FUND
     SMITH BARNEY CLASSIC VALUES FUND



Sub-Item 77Q1

Registrant incorporates by reference Registrant's Supplement to the Prospectus dated JUNE 28, 2005 filed on JUNE 28, 2005.
(Accession No. 0001193125-05-133550)